Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 29, 2015, relating to the financial statements of Orbital ATK, Inc. (the Company) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Orbital ATK, Inc. for the year ended March 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

June 24, 2015